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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 1999


                              BULL RUN CORPORATION
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             (Exact name of registrant as specified in its charter)


  GEORGIA                           0-9385                        91-1117599
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(State or other                (Commission File                 (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)

                   4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
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               (Address of principal executive offices) (Zip Code)


                                 (404) 266-8333
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              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 17, 1999 (the "Closing Date"), the previously announced mergers (the "Mergers") of separate wholly-owned subsidiaries of Bull Run Corporation ("Bull Run") merged with and into Capital Sports Properties, Inc. ("Capital"), Host Communications, Inc. ("Host") and Universal Sports America, Inc. ("Universal") were consummated pursuant to the Agreement and Plan of Merger, dated as of February 15, 1999, as amended (the "Agreement"). Pursuant to the Agreement, stockholders of Capital, Host and Universal received the following:

         - for each share of Capital common stock: (1) $143,880.20 in cash and $50,159.97 principal amount of Bull Run's promissory notes (the "Notes") plus an amount in cash equal to 1% of the dividends on the Host preferred stock accrued but unpaid to the Closing Date, and (2) 40,640.57 shares of Bull Run common stock;

         - for each share of Host common stock: (1) $25.97 in cash and $9.05 principal amount of Notes and (2) 9.0925 shares of Bull Run common stock; and

         -        for each share of Universal common stock and preferred stock:
                  (1) $20,374.33 in cash and $7,102.95 principal amount of Notes and (2) 4,187.5 shares of Bull Run common stock.

         In addition, Class A optionholders of Host and Universal received the following:

         - for each Class A option of Host: (1) $25.97 in cash and $9.05 principal amount of Notes and (2) an option to purchase 9.0925 shares of Bull Run common stock; and

         - for each Class A option of Universal: (1) $20,374.33 in cash and $7,102.95 principal amount of Notes and (2) an option to purchase 4,187.5 shares of Bull Run common stock.

         Class B optionholders of Host and Universal will continue to be entitled to receive an option to purchase 9.0925 shares of Bull Run common stock and an option to purchase 4,187.5 shares of Bull Run common stock, respectively, for each Class B option held.

         Notwithstanding the above, if the aggregate combined cash and Notes consideration which any stockholder (or optionholder) of Capital, Host or Universal



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was entitled to receive was less than $50,000, then the entire amount of such consideration was paid in cash at the Closing Date.

         Interest on the Notes will accrue at 8% per annum until maturity and will be payable quarterly. Bull Run will pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the stated interest rate and will pay interest on overdue installments of interest from time to time on demand on the same rate. Bull Run has the right to prepay the Notes at any time. The principal amount of the Notes is payable January 17, 2003. Under the terms of the Notes, the obligations of Bull Run with respect to the payment of the principal of and interest and premium, if any, on the Notes are expressly subordinated to all existing and future indebtedness of Bull Run under the credit agreement described below. The Notes were issued to an aggregate of 43 former stockholders and optionholders of Capital, Host and Universal in private transactions exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Section 4(2) thereunder.

         In order to obtain sufficient additional funds to complete the Mergers, refinance existing indebtedness of the companies and provide for the combined companies' cash needs after the Mergers, Bull Run, Host and Universal and certain of their respective subsidiaries entered into new credit agreement with Bank of America, N.A. and the other lenders under such credit agreement. The summary of the credit agreement below does not purport to be complete and is subject to the detailed provisions of the credit agreement, which is filed as an exhibit hereto.

         The credit agreement is comprised of two term loan tranches and a revolving credit facility tranche pursuant to which Bull Run, Capital, Universal and Datasouth Computer Corporation ("Datasouth"), Bull Run's subsidiary, are the borrowers. The credit agreement provides for total borrowings of up to $130 million. Borrowings under the term loans were used to refinance existing indebtedness of Bull Run, Host, Universal and Datasouth, and finance the working capital needs of Bull Run and Datasouth. Borrowings of approximately $21 million under the term loans were used to consummate the Mergers and to pay related fees and expenses. Borrowings under the revolving credit facility will be used to refinance existing indebtedness of Host and Universal and finance their working capital needs.

         Interest on amounts outstanding under the term loans and revolving credit facilities will be based on either the London Interbank Offered Rate (LIBOR) plus an applicable margin not to exceed 2.5% or the bank's prime rate (currently 8.5%). In connection with the new credit agreement, Bull Run paid a fee of .50%, payable at the closing of the credit agreement, and will be subject to an annual commitment fee of.25% of the unused portion of the revolving credit facility.


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         The new credit facilities consist of a $35 million revolving credit facility (including a standby letter of credit sublimit of $20.5 million) and term notes aggregating $95 million. The revolving credit facility matures and all amounts outstanding thereunder will be due and payable in full on December 17, 2002. Interest under the term notes and revolving credit facility is payable quarterly and the outstanding principal and accrued interest thereunder is due and payable in full on December 17, 2002. The term loans must be paid down a minimum of $10 million by December 17, 2000 with a total of $30 million to be paid down by December 17, 2001.

         Borrowings of $75 million have been guaranteed by J. Mack Robinson, Chairman of the Board of Bull Run. W. James Host, Chairman of the Board of Host prior to the Mergers, has pledged cash of $3 million and Bull Run common stock with a value of up to $7 million as collateral under the credit facilities. The pledge of Mr. Host and $10 million of Mr. Robinson's guarantee can be released upon the achievement of certain operating performance requirements and the reduction of at least $20 million in term debt as a result of asset sales. Borrowings under the credit facilities have been guaranteed by Bull Run and all present and future subsidiaries of Bull Run.

         The credit facilities are collateralized by all present and future assets of Bull Run, Capital, Host, Universal and Datasouth as well as the pledge of the shares of stock of all subsidiaries of Bull Run. The credit agreement permits Bull Run, Host and Universal to incur up to $20 million of debt outside the credit facilities, with such debt being subordinated to the credit facilities. The credit agreement also requires Bull Run to adhere to normal and customary debt covenants on a quarterly basis, including debt service coverage ratios and limited capital expenditures. The credit agreement allows Mr. Robinson to purchase the lenders' interest in the term notes for an amount equal to all outstanding principal, accrued interest and unpaid fees thereunder and, upon such purchase, Mr. Robinson will be released from all but $15 million of his personal guaranty of the credit facilities. The credit agreement requires Mr. Robinson to maintain a minimum amount of unencumbered, unrestricted liquid assets. The availability of funds under the revolving credit facility is subject to a borrowing base calculation determined as a percentage of eligible accounts receivable.

         For additional information concerning the Mergers, reference is made to the information in Bull Run's definitive proxy statement, dated August 11, 1999, under the captions, "Proposal 2: Approval of the Issuance of BR Holding Shares in the Mergers"--"Recommendation of the Bull Run Board of Directors and Reasons for the Recommendation"--"Background of the Mergers"--"Operations of Host and Universal After the Mergers" and "Interests of Certain Persons in the Mergers."


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a),(b)

         In accordance with Instruction 4 of this Item 7, financial statements required by this Item will be filed by an amendment to this initial report on Form 8-K not later than 60 days after the date hereof.

(c)      Exhibit

              A Credit Agreement among Bull Run Corporation (to be renamed BR Holding, Inc.), Capital Sports Properties, Inc., Host Communications, Inc., Universal Sports America, Inc. and Datasouth Computer Corporation, as Borrowers, BR Holding, Inc. (to be renamed Bull Run Corporation), as a Guarantor, and Bank of America, N.A. and Bank One, Kentucky, N.A., as Issuing Banks, First Union National Bank, as Syndication Agent for the Issuing Banks and the Lenders, and Bank of America, N.A., as Administrative Agent for the Issuing Banks and the Lenders, dated December 17, 1999


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


December 30, 1999                BULL RUN CORPORATION



                                 By /s/ FREDERICK J. ERICKSON
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                                    Frederick J. Erickson
                                    Vice President - Finance and Treasurer



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